     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1999


                                                      REGISTRATION NO. 333-68749
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------
                                 IVILLAGE INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   DELAWARE                 7375                          13-3845162
  (STATE OF     (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION)    CLASSIFICATION CODE NUMBER)       IDENTIFICATION NUMBER)

                            ------------------------

                                170 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                                 (212) 604-0963
                              (212) 604-9133 (FAX)
                        (ADDRESS AND TELEPHONE NUMBER OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               CANDICE CARPENTER
                        CO-CHAIRPERSON OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                                 IVILLAGE INC.
                                170 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                                 (212) 604-0963
                              (212) 604-9133 (FAX)
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                  Please send copies of all communications to:

       MARTIN H. LEVENGLICK, ESQ.                 MARK G. BORDEN, ESQ.
         RUBI FINKELSTEIN, ESQ.                   JAMES R. BURKE, ESQ.
  ORRICK, HERRINGTON & SUTCLIFFE LLP                HALE AND DORR LLP
          30 ROCKEFELLER PLAZA                      60 STATE STREET
        NEW YORK, NEW YORK 10112              BOSTON, MASSACHUSETTS 02109
            (212) 506-5000                            (617) 526-6000
          (212) 506-3730 (FAX)                    (617) 526-5000 (FAX)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          This Amendment No. 3 to iVillage Inc.'s Registration Statement on Form S-1 is being filed solely for the purpose of filing certain exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the Nasdaq/NMS listing fee.

SEC Registration Fee................................................................   $   16,337
NASD Filing Fee.....................................................................        6,377
Nasdaq National Market Listing Fee..................................................       95,000
Printing Costs......................................................................      350,000
Legal Fees and Expenses.............................................................      500,000
Accounting Fees and Expenses........................................................      375,000
Blue Sky Fees and Expenses..........................................................       10,000
Transfer Agent and Registrar Fees...................................................        7,500
Miscellaneous.......................................................................      139,786
                                                                                       ----------
     Total..........................................................................   $1,500,000
                                                                                       ----------
                                                                                       ----------

------------------------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article VII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides for such limitation of liability.

     The Registrant intends to obtain directors, and officers, insurance providing indemnification for certain of the Registrant's directors, officers and employees for certain liabilities.

     Reference is also made to the Underwriting Agreement to be filed as
Exhibit 1.1 to the Registration Statement for information concerning the Underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since January 1, 1995, the Registrant has issued and sold (without payment of any selling commission to any person) the following unregistered securities:

          (1) In September 1995, the Registrant issued and sold an aggregate of 666,668, 333,333, and 83,333 shares of Common Stock to Candice Carpenter, Nancy Evans and Robert Levitan, respectively, at a price per share of $.0015 (on a post-split basis).

          (2) In September 1995, the Registrant issued a stock subscription warrant to purchase 17,366 shares, on a post-split basis, of Series B Convertible Preferred Stock at a price per share of $7.50 (the "September 1995 Warrant") and 1,000,000 shares of Series A Convertible Preferred Stock to America Online, Inc. ("AOL") at a price per share of $1.00 in exchange for the cancellation of a note and $496,494 in cash.

          (3) In May 1996, the Registrant issued 797,130 shares of Series B Convertible Preferred Stock to AOL at a price per share of $2.50 in exchange for the cancellation of a note payable.

          (4) In May 1996, the Registrant issued and sold an aggregate of 300,000 shares of Series B-1 Convertible Preferred Stock to AOL at a price per share of $2.50 in exchange for the conversion of the principal amount and accrued interest on two notes and $450,000 in cash.

          (5) In May 1996, in connection with an information provider agreement, the Registrant issued a stock subscription warrant to purchase 266,666 shares, (on a post-split basis), to AOL at a price per share of $7.50.

          (6) In May 1996, the Registrant issued and sold an aggregate of 4,477,746 shares of Series B Convertible Preferred Stock at a price per share of $2.50 to the following entities: Kleiner Perkins Caufield & Byers VII ("Kleiner"), KPCB VII Founders Fund ("KPCB VII"), KPCB Information Sciences Zaibatsu Fund II ("KPCB Information"), Ann R. Mathias, Edward J. Mathias, TCI Online Village Holdings, Inc. ("TCI") and the Tribune Company ("Tribune").

          (7) In December 1996, in connection with an Agreement and Plan of Reorganization, the Registrant issued 33,333 shares of Common Stock (on a post-split basis) each to Jacqueline B. Needelman and David L. Cohen in consideration for 1,500 shares of jointly owned common stock of ParentsPlace.com, Inc.

          (8) In January 1997, Beth Polish exercised an option and received 8,333 shares of Common Stock at a price per share of $3.00 (on a post-split basis).

          (9) In January 1997, Elaine Rubin exercised an option and received 12,500 shares of Common Stock at a price per share of $3.00 (on a post-split basis).

          (10) In January 1997, Tina Neederlander exercised an option and received 12,500 shares of Common Stock at a price per share of $3.00 (on a post-split basis).

          (11) In February 1997, the Registrant issued and sold stock subscription warrants to purchase an aggregate of 111,771 shares of Common Stock at a price per share of $5.86 (on a post-split basis) to AOL, Tribune, Kleiner and KPCB Information in consideration for the cancellation of a note and cash.

          (12) In May 1997, the Registrant issued and sold an aggregate of 11,003,068 shares of Series C Preferred Stock at a price per share of $1.954 to the following entities: AOL, Philip E Berney, CIBC Wood Gundy Ventures, Inc. ("CIBC") Cox Interactive Media, Inc. ("Cox"), Convergence Ventures I, L.P. ("Convergence"), Stephen Friedman, Charles A. Davis, Growth Shares Ltd., Juergen Habermeier, Kleiner, KPCB Information, Ralph Mack, Stephen M. Parish, Rho Management Trust I ("Rho"), Sonem Partners, Tenet, Transatlantic Venture Partners C.V., Tribune, The Trustees of the General Electric Pension Trust, Norman Tulchin, Stanley Tulchin and one other corporate investor.

          (13) In May 1997, the Registrant issued warrants to Bear, Stearns & Co. Inc. to purchase 30,194 shares of the Registrant's Common Stock at an exercise price of $0.03 per share in consideration for services rendered (on a post-split basis).

          (14) In May 1997, in connection with a Plan of Reorganization and Merger, among the Registrant, Health ResponseAbility Systems, Inc. and other signatories thereto, the Registrant issued 433,400 shares of Common Stock to Elin Silveous and 203,000 shares of Common Stock to AOL (on a post-split basis).

          (15) In December 1997, the Registrant issued and sold an aggregate of 2,190,377 shares of Series C Convertible Preferred Stock at a price per share of $1.954 per share to the following entities: AOL, Convergence, Convergence Entrepreneurs Fund I ("Convergence Entrepreneurs"), Rho, Sonem Partners and O'Sullivan Graev & Karabell, L.L.P., Profit Sharing Plan F/B/O Martin H. Levenglick.

          (16) In February 1998, the Registrant issued and sold an aggregate of 284,317 shares of Common Stock to Tenet Healthcare Corporation ("Tenet") at a price per share of $5.86 (on a post-split basis).

          (17) In February 1998, the Registrant issued a certificate for an aggregate of 76,800 shares of Series B Convertible Preferred Stock to Kleiner in exchange for a certificate representing 76,800 shares of Series B Convertible Preferred Stock issued to KPCB VII.

          (18) In February 1998, the Registrant issued and sold an aggregate of 1,333,334 shares of Series D Convertible Preferred Stock to Tenet at a price per share of $2.50.

          (19) In March 1998, the Registrant issued and sold an aggregate of 4,480,000 shares of Series D Convertible Preferred Stock at a price per share of $2.50 to the following entities: Convergence, Nexus Capital Partners I, L.P., NIG-Village Ltd., Porcelain Partners L.P., Rho, TCV II V.O.F., Technology Crossover Ventures II, L.P., TCV Strategic Partners, L.P., Technology Crossover Partners II, C.V. and TCV II (Q), L.P.

          (20) In April 1998, the Registrant issued and sold an aggregate of 6,434,000 shares of Series D Convertible Preferred Stock at a price per share of $2.50 to the following entities: AOL, CIBC, Transatlantic Venture Partners, C.V., Leavitt Family Trust, Boston Millennia Partners Limited, Boston Millennia Associates I Partnership, FIMA Finance Management, Inc., Josef H. von Rickenbach, David Mahoney, Chestnut Investment Associates 1998, Chestnut Partners, Inc., Allyn C. Woodward, Moore Global Investments, Ltd., Remington Investment Strategies, L.P., Ralph Mack, Cox and one other corporate investor.

          (21) In May 1998, the Registrant issued and sold an aggregate of 352,666 shares of Series D Convertible Preferred Stock at a price per share of $2.50 to the following entities: Merrill Roth, Gannett International Communications, Inc. and Pasquale Lavecchia.

          (22) In June 1998, the Registrant issued and sold an aggregate of 400,000 shares of Series D Convertible Preferred Stock to a corporate investor at a price per share of $2.50.

          (23) In June 1998, Stephen Chao, Inc. exercised an option and received 8,333 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (24) In December 1998, the Registrant issued and sold an aggregate of 11,730,948 shares of Series E Convertible Preferred Stock at a price of $2.85 to the following entities: AOL, Boston Millennia Associates, Boston Millennia Partners Limited, Lawrence Berk, CIBC, Convergence, Convergence Entrepreneurs, Cox, Gannett, Leavitt, Steven Parish, Merrill Roth, Moore, Nexus, NIG, O'Sullivan Graev & Karabell, L.L.P., Profit Sharing Plan F/B/O Martin H. Levenglick, Ralph Mack, Remington, Rho, Sonem, TCI, TCI Ventures Group, LLC, TCV II (Q), L.P., TCV II V.O.F., TCV Strategic Partners, L.P., Technology Crossover Ventures II, C.V., Technology Crossover Ventures II, L.P., Tenet, Transatlantic, Tribune, William James Bell 1993 Trust, Seligman Communications & Information Fund, Vantage Point Communications Partners, LP, Vantage Point

     Venture Partners 1996, LP, Applewood Associates, Fred F. Nazem, Admirals, L.P., Fred Tanzer, Van Wagoner Capital Management.

          (25) In December 1998, John Kiefer exercised an option and received 833 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (26) In December 1998, Eileen O'Reilly exercised an option and received 83 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (27) In December 1998, Laurie Peterson Wardell exercised an option and received 83 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (28) In January 1999, Warren Cook exercised an option and received 1,000 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (29) In January 1999, Maura Curtin exercised an option and received 83 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (30) In January 1999, Lisa Gansky exercised an option and received 4,000 shares of Common Stock at a price per share of $7.50 (on a post-split basis).

          (31) In January 1999, Dermott McCormack exercised an option and received 83 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (32) In January 1999, Christine Ohly exercised options and received 250 and 2,416 shares of Common Stock at a price per share of $3.00 and $5.10, respectively (on a post-split basis).

          (33) In January 1999, Sarah Cabot Rockwell exercised options and received 833 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (34) In January 1999, Deanna Vincent exercised options and received 6,250 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (35) In January 1999, Philip Vo exercised options and received 83 shares of Common Stock at a price per share of $5.10 (on a post-split basis).

          (36) In February 1999, in connection with the acquisition of KnowledgeWeb, Inc. d/b/a Astrology.Net, the Registrant issued 802,125 shares of Common Stock to Astrology.Net (on a post-split basis).

          (37) In February 1999, the Registrant issued to NBC, pursuant to an amendment to an advertising and promotional agreement, 3,684,210 shares of Series E Convertible Preferred Stock at $2.85 per share, 1,204,819 shares of Series E Convertible Preferred Stock at $4.15 per share and an option to purchase 970,873 shares of Series E Convertible Preferred Stock at $5.15 per share during 2000 and 813,008 shares at $6.15 per share during 2001 in exchange for a promissory note in the approximate amount of $15.5 million at 5% interest per annum.

     Exemption from registration for the transactions described above was claimed pursuant to Section 4(2) of the Securities Act of 1933, as amended, regarding transactions by the issuer not involving a public offering, in that these transactions were made, without general solicitation or advertising, to sophisticated investors with access to all relevant information necessary to evaluate these investments and who represented to the Registrant that the shares were being acquired for investment.

ITEM 16. EXHIBITS.

     (a) Exhibits


 EXHIBIT
  NUMBER     DESCRIPTION
----------   ----------------------------------------------------------------------------------------------------
    1.1      Form of Underwriting Agreement.**
    2.1      Agreement and Plan of Reorganization and Merger dated as of January 31, 1997, as amended on
             March 31, 1997, as further amended as of May 15, 1997, as further amended as of May 16, 1997 and as further amended as of May 23, 1997 among the Registrant, Health ResponseAbility Systems, Inc., and
             other signatories thereto.**
    2.2      Letter of Intent dated January 4, 1999 between the Registrant and KnowledgeWeb, Inc. d/b/a
             Astrology.Net.**
    2.3      Agreement and Plan of Reorganization dated as of December 10, 1996 among the Registrant, PP
             Acquisition Corporation, ParentsPlace.com, Inc. and the stockholders of ParentsPlace.com, Inc.**
    2.4      Letter Agreement dated February 10, 1999 by and among the Registrant and Kid's Warehouse, Inc.,
             iBaby, Inc., Our Baby, LLC, JBM Ventures, Inc. and Gavin Mandelbaum.**
    2.5      Agreement and Plan of Reorganization dated as of February 12, 1999 among the Registrant and
             KnowledgeWeb Acquisition Corporation and KnowledgeWeb, Inc. and the Shareholders of
             KnowledgeWeb,Inc.**
    3.1      Certificate of Incorporation of the Registrant, as currently in effect.**
    3.2      Form of Amended and Restated Certificate of Incorporation of the Registrant, to be filed prior to completion of this offering.**
    3.3      Form of Amended and Restated Certificate of Incorporation of the Registrant, to be filed and effective upon completion of this offering.**
    3.4      Bylaws of the Registrant, as currently in effect.**
    3.5      Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of this offering.**
    4.1      Form of Registrant's Common Stock Certificate.*
    5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.
    9.1      Voting Trust Agreement dated as of September 19, 1995 between Candice Carpenter, Nancy Evans and certain owners of Common Stock of the Registrant.**
   10.1      Form of Indemnification Agreement between the Registrant and each of its directors and officers.**
   10.2      1995 Amended and Restated Employee Stock Option Plan of the Registrant.**
   10.3      1997 Amended and Restated Acquisition Stock Option Plan of the Registrant.**
   10.4      Form of 1999 Employee Stock Option Plan of the Registrant.**
   10.5      Form of 1999 Director Stock Option Plan of the Registrant.**
   10.6      Form of 1999 Employee Stock Purchase Plan of the Registrant.**
   10.7      Form of 1999 Acquisition Stock Option Plan of the Registrant.**
   10.8      Interactive Services Agreement dated December 31, 1998, between the Registrant and America Online,
             Inc. ("AOL").+
   10.9      Confidential Bankcard Marketing Agreement dated June 4, 1998, between the Registrant and First
             Credit Card Services USA L.L.C.+**

 EXHIBIT
  NUMBER     DESCRIPTION
----------   ----------------------------------------------------------------------------------------------------
   10.10     Promotion Distribution and License Agreement dated October 21, 1998 between AT&T Corp. and the
             Registrant.+**
   10.11     Exclusive Sponsorship Agreement dated February 28, 1998 between Amazon.com, Inc. and the
             Registrant.+**
   10.12     Promotion Agreement dated November 6, 1998 between Snap! LLC and the Registrant.+**
   10.13     Online Services Agreement dated December 19, 1997 between Charles Schwab & Co., Inc. and the
             Registrant.+**
   10.14     Letter Agreement dated November 11, 1998 between the National Broadcasting Company, Inc. and the
             Registrant.**
   10.15     Joint Activities Agreement dated September 1997 between Intuit Inc. and the Registrant.+**
   10.16     Sponsorship Agreement dated as of December 18, 1998 by and between Ford Motor Media, a division of
             J. Walter Thompson and the Registrant.+**
   10.17     Sponsorship Agreement dated as of October 30, 1998 between Ralston Purina Company and the
             Registrant.+**
   10.18     Form of Non-Competition, Non-Disclosure and Assignment of Inventions Agreement dated September 9,
             1995, and Amendment dated May 6, 1996, between the Registrant and each of Candice Carpenter and
             Nancy Evans.**
   10.19     Employment Letter dated June 4, 1998 to Craig Monaghan.**
   10.20     Employment Letter dated December   , 1998 to Allison Abraham.*
   10.21     Lease dated August 21, 1995, commencing on September 1, 1995, as amended on September 20, 1995, as amended and supplemented April 5, 1996, as further amended and supplemented on April 15, 1996, as further amended and supplemented January 20, 1997, and as amended and supplemented on May 8, 1997, between 170 Fifth Associates (the "Landlord") and the Registrant.**
   10.22     Lease dated March 19, 1998, commencing March 15, 1998 between 149 Fifth Avenue Corporation and the
             Registrant, as supplemented on June 30, 1998.**
   10.23     Note and Warrant Purchase Agreement dated as of February 27, 1997, as amended April 29, 1997, among the Registrant, AOL, Tribune, KPCB VII and KPCB Zaibatsu II, including Form of Warrant.**
   10.24     Promissory Note dated June 5, 1998 in the amount of $500,000 between Candice Carpenter and the
             Registrant.**
   10.25     Fourth Amended and Restated Stockholders' Agreement dated as of December 4, 1998, among the
             Registrant, the Founders and each of the Investors identified therein.**
   10.26     Fourth Amended and Restated Registration Rights Agreement dated as of December 4, 1998, among the
             Registrant, the Founders and each of the Investors identified therein.**
   10.27     Amended Stock Purchase Agreement dated as of March   , 1999 between the Registrant and the National
             Broadcasting Company, Inc.*
   10.28     Amended Letter Agreement dated as of March   , 1999 between the Registrant and the National
             Broadcasting Company, Inc.*
   10.29     Promissory Note dated March   , 1999 in the amount of $15,497,558.48 between the Registrant and the
             National Broadcasting Company, Inc.*
   21        List of subsidiaries.**
   23.1      Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
   23.2      Consents of PricewaterhouseCoopers LLP.**

 EXHIBIT
  NUMBER     DESCRIPTION
----------   ----------------------------------------------------------------------------------------------------
   24        Power of Attorney (included on page II-8).**
   27        Financial Data Schedule.**


------------------------------
 * To be filed by amendment.

** Previously filed

+ Confidential treatment has been requested for certain portions of this agreement.

     (b) Financial Statement Schedules

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of March, 1999.



                                          iVILLAGE INC.

                                          By:  /s/ Caterina A. Conti
                                              ---------------------------------
                                                  Caterina A. Conti
                                                   General Counsel



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                SIGNATURE                                        TITLE(S)                            DATE
------------------------------------------  --------------------------------------------------   -------------
          /s/ Candice Carpenter*            Co-Chairperson of the Board and Chief Executive      March 3, 1999
------------------------------------------  Officer (Principal Executive Officer)
            Candice Carpenter

             /s/ Nancy Evans*               Co-Chairperson of the Board and Editor-in- Chief     March 3, 1999
------------------------------------------
               Nancy Evans

          /s/ Craig T. Monaghan*            Chief Financial Officer (Principal Financial         March 3, 1999
------------------------------------------  Officer)
            Craig T. Monaghan

          /s/ Sanjay Muralidhar*            Vice President, Finance (Principal Accounting        March 3, 1999
------------------------------------------  Officer)
            Sanjay Muralidhar

             /s/ Alan Colner*               Director                                             March 3, 1999
------------------------------------------
               Alan Colner

              /s/ Jay Hoag*                 Director                                             March 3, 1999
------------------------------------------
                 Jay Hoag

          /s/ Lennert J. Leader*            Director                                             March 3, 1999
------------------------------------------
            Lennert J. Leader

            /s/ Habib Kairouz*              Director                                             March 3, 1999
------------------------------------------
              Habib Kairouz

            /s/ Michael Levy*               Director                                             March 3, 1999
------------------------------------------
               Michael Levy

                SIGNATURE                                        TITLE(S)                            DATE
------------------------------------------  --------------------------------------------------   -------------
          /s/ Douglas McCormick*            Director                                             March 3, 1999
------------------------------------------
            Douglas McCormick

          /s/ Martin Yudkovitz*             Director                                             March 3, 1999
------------------------------------------
             Martin Yudkovitz

           /s/ Daniel Schulman*             Director                                             March 3, 1999
------------------------------------------
             Daniel Schulman

*By: /s/ Caterina A. Conti
------------------------------------------
        Caterina A. Conti

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                   SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
----------   -------------------------------------------------------------------------------------------   -----------
    1.1       --   Form of Underwriting Agreement.**
    2.1       --   Agreement and Plan of Reorganization and Merger dated as of January 31, 1997, as amended on March 31, 1997, as further amended as of May 15, 1997, as further amended as of May 16, 1997 and as further amended as of May 23, 1997 among the Registrant,
                   Health ResponseAbility Systems, Inc., and other signatories thereto.**
    2.2       --   Letter of Intent dated January 4, 1999 between the Registrant and Knowledgeweb, Inc.
                   d/b/a Astrology.Net.**
    2.3       --   Agreement and Plan of Reorganization dated as of December 10, 1996 among the
                   Registrant, PP Acquisition Corporation, ParentsPlace.com, Inc. and the stockholders of ParentsPlace.com, Inc.**
    2.4       --   Letter Agreement dated February 10, 1999 by and among the Registrant and Kid's
                   Warehouse, Inc., iBaby, Inc., Our Baby, LLC, JBM Ventures, Inc. and Gavin
                   Mandelbaum.**
    2.5       --   Agreement and Plan of Reorganization dated as of February 12, 1999 among the
                   Registrant and KnowledgeWeb Acquisition Corporation and KnowledgeWeb, Inc. and the
                   shareholders of KnowledgeWeb, Inc.**
    3.1       --   Certificate of Incorporation of the Registrant, as currently in effect.**
    3.2       --   Form of Amended and Restated Certificate of Incorporation of the Registrant, to be
                   filed prior to completion of this offering.**
    3.3       --   Form of Amended and Restated Certificate of Incorporation of the Registrant, to be
                   filed and effective upon completion of this offering.**
    3.4       --   Bylaws of the Registrant, as currently in effect.**
    3.5       --   Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of this offering.**
    4.1       --   Form of Registrant's Common Stock Certificate.*
    5.1       --   Opinion of Orrick, Herrington & Sutcliffe LLP.
    9.1       --   Voting Trust Agreement dated as of September 19, 1995 between Candice Carpenter,
                   Nancy Evans and certain owners of Common Stock of the Registrant.**
   10.1       --   Form of Indemnification Agreement between the Registrant and each of its directors and officers.**
   10.2       --   1995 Amended and Restated Employee Stock Option Plan of the Registrant.**
   10.3       --   1997 Amended and Restated Acquisition Stock Option Plan of the Registrant.**
   10.4       --   Form of 1999 Employee Stock Option Plan of the Registrant.**
   10.5       --   Form of 1999 Director Stock Option Plan of the Registrant.**
   10.6       --   Form of 1999 Employee Stock Purchase Plan of the Registrant.**
   10.7       --   Form of 1999 Acquisition Stock Option Plan of the Registrant.**
   10.8       --   Interactive Services Agreement dated December 31, 1998, between the Registrant and
                   America Online, Inc. ("AOL").+
   10.9       --   Confidential Bankcard Marketing Agreement dated June 4, 1998, between the Registrant and First Credit Card Services USA L.L.C.+**
   10.10      --   Promotion Distribution and License Agreement dated October 21, 1998 between AT&T
                   Corp. and the Registrant.+**
   10.11      --   Exclusive Sponsorship Agreement dated February 28, 1998 between Amazon.com, Inc. and the Registrant.+**
   10.12      --   Promotion Agreement dated November 6, 1998 between Snap! LLC and the Registrant.+**
   10.13      --   Online Services Agreement dated December 19, 1997 between Charles Schwab & Co., Inc.
                   and the Registrant.+**

 EXHIBIT                                                                                                   SEQUENTIAL
  NUMBER     DESCRIPTION                                                                                    PAGE NO.
----------   -------------------------------------------------------------------------------------------   -----------
   10.14      --   Letter Agreement dated November 11, 1998 between the National Broadcasting Company,
                   Inc. and the Registrant.**
   10.15      --   Joint Activities Agreement dated September 1997 between Intuit Inc. and the
                   Registrant.+**
   10.16      --   Sponsorship Agreement dated as of December 18, 1998 by and between Ford Motor Media, advisor of J. Walter Thompson and the Registrant.+**
   10.17      --   Sponsorship Agreement dated as of October 30, 1998 between Ralston Purina Company and the Registrant.+**
   10.18      --   Form of Non-Competition, Non-Disclosure and Assignment of Inventions Agreement dated
                   September 9, 1995, and Amendment dated May 6, 1996, between the Registrant and each of Candice Carpenter and Nancy Evans.**
   10.19      --   Employment Letter dated June 4, 1998 to Craig Monaghan.**
   10.20      --   Employment Letter dated December   , 1998 to Allison Abraham.*
   10.21      --   Lease dated August 21, 1995, commencing on September 1, 1995, as amended on
                   September 20, 1995, as amended and supplemented April 5, 1996, as further amended and supplemented on April 15, 1996, as further amended and supplemented January 20, 1997, and as amended and supplemented on May 8, 1997, between 170 Fifth Associates (the
                   "Landlord") and the Registrant.**
   10.22      --   Lease dated March 19, 1998, commencing March 15, 1998 between 149 Fifth Avenue
                   Corporation and the Registrant, as supplemented on June 30, 1998.**
   10.23      --   Note and Warrant Purchase Agreement dated as of February 27, 1997, as amended
                   April 29, 1997, among the Registrant, AOL, Tribune, KPCB VII and KPCB Zaibatsu II,
                   including Form of Warrant.**
   10.24      --   Promissory Note dated June 5, 1998 in the amount of $500,000 between Candice
                   Carpenter and the Registrant.**
   10.25      --   Fourth Amended and Restated Stockholders' Agreement dated as of December 4, 1998, among the Registrant, the Founders and each of the Investors identified therein.**
   10.26      --   Fourth Amended and Restated Registration Rights Agreement dated as of December 4,
                   1998, among the Registrant, the Founders and each of the Investors identified therein.**
   10.27      --   Amended Stock Purchase Agreement dated as of March   , 1999 between the Registrant
                   and the National Broadcasting Company, Inc.*
   10.28      --   Amended Letter Agreement dated as of March   , 1999 between the Registrant and the
                   National Broadcasting Company, Inc.*
   10.29      --   Promissory Note dated March   , 1999 in the amount of $15,497,558.48 between the
                   Registrant and the National Broadcasting Company, Inc.*
   21         --   List of subsidiaries.**
   23.1       --   Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
   23.2       --   Consents of PricewaterhouseCoopers LLP.**
   24         --   Power of Attorney (included on page II-7).**
   27         --   Financial Data Schedule.**


------------------
* To be filed by amendment.
** Previously filed.
+ Confidental treatment has been requested for certain portions of this agreement.